UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2007
VeraSun Energy Corporation
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation)	000-32913 (Commission File Number)	20-3430241 (I.R.S. Employer Identification No.)
100 22nd Avenue
Brookings, SD 57006
(Address of principal executive offices)
(605) 696-7200
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On June 28, 2007, the Compensation Committee of the Board of Directors of VeraSun Energy Corporation (“VeraSun” or the “Company”) revised the compensation arrangements for its Chief Executive Officer, Chief Financial Officer and other executive officers. The revisions are intended to deliver compensation competitive with companies with which VeraSun competes for executive talent and reflect an effort to set compensation generally at or near the 50th percentile of peer companies, based on a study prepared for the Compensation Committee by an independent compensation consultant. The revised compensation arrangements pertain to fiscal year 2008, but include prorated transitional provisions and base salary increases for the six-month period ending December 31, 2007.
     The Compensation Committee approved a cash bonus opportunity for senior executives, 80% of which is based on achieving an amount of earnings before interest, taxes, depreciation and amortization (EBITDA) fixed by the Committee for the relevant period and 20% of which is based on achieving individual goals that are set for the CEO by the Compensation Committee and by the CEO for the other executives. At target performance levels, the cash bonuses in 2008 could range from 50 to 200 percent of the executive’s base salary depending on the actual EBITDA achieved by the Company and the performance of the executive. For the transition period ending December 31, 2007, the cash bonus opportunity was prorated and, at target performance levels, could range from 25 to 100 percent of base salary.
     The Compensation Committee also established long-term incentives for the senior executives under the Company’s 2003 Stock Incentive Plan. The awards to be made as of January 1, 2008 range from 65 to 160 percent of the executive’s base salary, with 50 percent of the award to be in the form of stock options and 50 percent in restricted stock and valued based upon a methodology provided by the Company’s compensation consultant. The stock options will vest ratably over the three-year period ending December 31, 2010 and the restricted shares will vest on December 31, 2010. As a transition and in recognition of the Company’s development plans over the next 18 months, the Compensation Committee approved incentive awards for executives other than the CEO in the form of restricted stock awards that will vest on January 1, 2009. For Danny C. Herron, William L. Honnef and John M. Schweitzer, these restricted stock awards were 12,879 shares, 12,879 shares and 11,318 shares, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION
Date: July 3, 2007	By:	/s/ Donald L. Endres
Donald L. Endres
Chief Executive Officer